Borrower: Conformis, Inc.	Lender:	East West Bank Loan Servicing Department 9300 Flair Drive, 6th Floor El Monte, CA 91731
Principal Amount: $4,719,800.00	Date of Note:	April 9, 2020

PROMISSORY NOTE
PROMISE TO PAY. The borrower identified above (“Borrower”) promises to pay to East West Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount specified above which will be fully disbursed at loan funding, together with interest on the unpaid principal balance from the date of this Note until paid in full.

INTEREST RATE. The interest rate on this Note is a fixed rate of 1.00% per annum, calculated according to the INTEREST CALCULATION METHOD paragraph below.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on that date that is two years after the date of this Note (“Maturity Date”). In addition, Borrower will pay regular monthly payments in an amount equal to one month’s accrued interest commencing on that date that is seven months after the date of this Note, with all subsequent interest payments to be due on the same day of each month after that. All interest which accrues during the initial six months of the loan period will be deferred to and payable on the Maturity Date. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

PAYMENT DUE DATE. If any payment required to be made under this Note becomes due and payable on a day other than a Business Day, the due date shall be extended to the next Business Day. “Business Day” means any day other than a Saturday, Sunday or a day on which commercial Banks in Los Angeles, California are authorized or required to close.

PREPAYMENT. This Note may be prepaid in whole or in part without penalty.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

DEFAULT. Each of the following shall constitute an event of default under this Note:

Payment Default. Borrower fails to make any payment when due under this Note, and fails to cure within fifteen days of notice and demand to cure made by Lender.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The death or dissolution of Borrower, any assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Delivery of Original Note. The failure of Borrower to deliver to Lender the original of this Note bearing a wet- ink signature within six months of the date of this Note, as provided in the E-Signature paragraph hereinbelow.

LENDER’S RIGHTS. Upon default Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

WHEN FEDERAL LAW APPLIES. When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notices, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

GOVERNING LAW. This Note shall be governed by the law of the State of California.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES.
Borrower may notify Lender if Lender reports any inaccurate information about Borrower's account(s) to a reporting agency. Borrower's written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: East West Bank Loan Service Department 9300 Flair Drive, 6th Floor El Monte, CA 91731.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower, to the extent allowed by law, waives any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, shall be released from liability. Lender may renew or extend (repeatedly and for any length of time) this loan without the consent of or notice to anyone.

DISBURSEMENT INSTRUCTIONS. Borrower instructs Lender to disburse all loan proceeds to Borrower’s deposit account no.    maintained with Lender.

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E-SIGNATURE. Borrower requests Lender to accept Borrower’s electronic signature on this Note by scanned method or other electronic method, as if it was the original wet-ink signature of Borrower. Accordingly, Borrower agrees that Borrower’s electronic signature is enforceable by Lender as if it was the original wet-ink signature of Borrower. Borrower agrees to deliver this Note with the original wet-ink signature to Lender as soon as practicable, and in no event later than six months after the date hereof.

By signing below, Borrower, on behalf of itself and each person named in the SBA Paycheck Protection Program Application Form (“Application”), represents to Lender that all information, representations and certifications stated in the Application are true and correct, including payroll and other information submitted to Lender. Borrower further certifies that it is adversely affected by the COVID-19 pandemic, and that it will use the fund solely for the purposes prescribed by the SBA for this loan program. Borrower agrees to indemnify and hold Lender harmless if any information, representation or certification stated in the Application or herein is not true and correct, or if Borrower’s request or claim for loan forgiveness is declined or otherwise rejected by the SBA.

Borrower

Conformis, Inc.

By:	/s/ Robert Howe
Name:	Robert Howe
Title:	Chief Financial Officer

By:
Name:
Title:

By:
Name:
Title:

RESOLUTION OF BORROWER

The signer on the Paycheck Protection Program loan application form is authorized, for, on behalf of, and in the name of Conformis, Inc.                      (the “Company”) to execute and deliver in form and content as may be required by East West Bank all notes, applications and other agreements, instruments or documents to carry out the purposes of this resolution.

I/We certify that: (1) If the Company named above is a corporation, at least one of us is its Secretary or Assistant Secretary; if it is a partnership, we constitute all of its general partners or managing partners; or if it is a limited liability company, I am its Secretary or I/we are Member(s) and/or its only manager(s); (2) The foregoing resolution is a true copy of a resolution duly adopted by the Company’s governing body and remains valid and effective.

Dated: April 17, 2020

/s/ J. Brent Alldredge	J. Brent Alldredge, Chief Legal Officer and Corporate Secretary
Signature	Name and Title

Signature	Name and Title

Signature	Name and Title